UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2010

New Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, NC	28334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 892-7080

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) James H. Smith resigned from his position as a member of the board of directors of the Registrant effective October 15, 2010. Mr. Smith also resigned his position as a member of the board of directors of the Registrant’s wholly-owned subsidiary, New Century Bank (the “Bank”) effective October 15, 2010.

Mr. Smith was a founding member of New Century Bank South and has been a member of the Registrant’s board of directors since 2008. Mr. Smith’s resignation was not related to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies, or practices.

Mr. Smith has disclosed that certain of his business interests have been affected by the same apparent fraudulent activity that was the subject of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2010. As a result, Mr. Smith and the Bank are both creditors of the perpetrator’s estate. Due to this development, Mr. Smith has expressed his need to devote more time to the administration of his personal business interests and also to avoid any actual, potential, or apparent conflict of interest between his personal business interests and his duties as a member of the Registrant’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President and Chief Operating Officer and Chief Financial Officer

Dated: October 15, 2010